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                                                                    EXHIBIT 11.1
                                                                    ------------

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RESTATED NET INCOME PER SHARE (1)

                  Years Ended December 31, 2001, 2000 and 1999


                                                                          2001       2000          1999
                                                                       ---------   ----------   ---------
                                                                  (Dollars in thousands except per share data)
Basic net income per common share:
     Net income                                                        $ 307,212   $  260,212   $ 204,466
     Average common shares outstanding                                    44,444       44,254      44,893
                                                                       ---------   ----------   ---------
         Basic net income per common share                             $    6.91   $     5.88        4.55
                                                                       =========   ==========   =========


Diluted net income per common share:

Net Income                                                             $ 307,212   $  260,212   $ 204,466
                                                                       ---------   ----------   ---------

Average common shares outstanding                                         44,444       44,254      44,893

Net shares to be issued upon exercise of dilutive
     stock option after applying treasury stock method                       890          765         351
                                                                       ---------   ----------   ---------
Average shares outstanding                                                45,334       45,019      45,244
                                                                       ---------   ----------   ---------


         Diluted net income per common share                           $    6.78   $     5.78   $    4.52
                                                                       =========   ==========   =========

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(1)  Restated to conform with Statement of Financial Accounting Standards
     No. 128, Earnings per Share.